Exhibit 10.11

CONFIDENTIAL TREATMENT REQUESTED

PATENT LICENSE AGREEMENT

This Agreement is effective as of March 10, 2016 (the “EFFECTIVE DATE”), between Solid GT, LLC (“LICENSEE”) having the address in Article 12 below, and the Regents of the University of Michigan, a constitutional corporation of the state of Michigan (“MICHIGAN”) having the address in Article 12 below. LICENSEE and MICHIGAN hereby agree as follows:

ARTICLE 1 – DEFINITIONS

“AFFILIATE” means any corporation, partnership, joint venture or other entity of which a majority of the voting stock or other equity ownership thereof is owned or controlled by, or under common control with, LICENSEE, or which owns or controls a majority of the voting stock or other equity ownership of LICENSEE.

“FIELD OF USE” means all uses.

“FIRST COMMERCIAL SALE” means the first SALE through a bona fide arms length transaction of any LICENSED PRODUCT or first commercial use of any LICENSED PROCESS by LICENSEE or a SUBLICENSEE, excluding the SALE of a LICENSED PRODUCT or use of a LICENSED PROCESS for use in trials, as a sample or that is of temporary availability.

“LICENSED PROCESS(ES)” means any process or method that, but for this Agreement, would comprises an infringement of (including contributory or inducement) a VALID CLAIM in the country in which any such process or method is used or performed, or (b) employs a LICENSED PRODUCT.

“LICENSED PRODUCT(S)” means any product that: (a) but for this Agreement, comprises an infringement of (including contributory or inducement) a VALID CLAIM in the country in which any such product or product part is made, used, imported, offered for SALE or sold; or (b) is manufactured by using a LICENSED PROCESS or is employed to practice a LICENSED PROCESS.

“MICHIGAN,” as used in Articles 9 and 10, shall include its Regents, officers, employees, students, and agents.

“NET SALES” means the amount billed or invoiced, and if any amount is not billed or invoiced, the amounts actually received, on Sales, however characterized, by LICENSEE and/or SUBLICENSEES of LICENSED PRODUCTS and uses of LICENSED PROCESSES, less the following deductions (but only to the extent such deductions are otherwise included in NET SALES and are not obtained in view of other consideration received by LICENSEE):

(a) cash discounts actually granted to customers in such invoices for SALE of LICENSED PRODUCTS, but only in amounts customary in the trade;

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(b) sales taxes, tariff duties and/or use taxes separately stated in such bills or invoices with reference to particular SALES and actually paid by LICENSEE or SUBLICENSEE to a governmental unit;

(c) actual freight expenses between LICENSEE or SUBLICENSEE and customers, to the extent such expenses are not charged to or reimbursed by customers; or

(d) amounts actually refunded or credited on returns.

Where LICENSEE or SUBLICENSEE receives any consideration other than cash for such transactions, fair market cash value for such consideration, to be agreed upon by the parties hereto, shall be included in NET SALES. Where a product or activity is a LICENSED PRODUCT or LICENSED PROCESS hereunder due to contributory infringement or inducement of infringement, NET SALES shall include SALES of the product or process that constitutes a direct infringement of the PATENT RIGHTS. NET SALES shall not include LICENSED PRODUCT used for pre-clinical or clinical trials, post-marketing trials, samples and indigent patient programs or any other uses of LICENSED PRODUCT not ordinarily included as part of NET SALES for royalty determination purposes.

A sale or transfer to an AFFILIATE or SUBLICENSEE for re-sale by such AFFILIATE or SUBLICENSEE shall not be considered a sale for the purpose of this provision but the resale by such AFFILIATE or SUBLICENSEE shall be a sale for such purposes. Any amounts received LICENSEE, an AFFILIATE or SUBLICENSEE in exchange for LICENSED PRODUCTS or LICENSED PROCESSES transferred or provided to any person or entity for use in testing, clinical trials, or as marketing samples to develop or promote the LICENSED PRODUCTS are not included in the definition of NET SALES.

“PATENT RIGHTS” means MICHIGAN’S legal rights under the patent laws of the United States or relevant foreign countries for all of the following:

(a) the following United States and foreign patent(s) and/or patent application(s), and divisionals, continuations, continuations-in-part (only to the extent that such claims are fully supported under U.S. patent laws by another patent or application in the PATENT RIGHTS), and foreign counterparts of the same:

[XXX]; and

[XXX]; and

(b) any renewals, reexaminations, substitutes, supplementary protection certificates and extensions of these patents, and any corresponding foreign counterparts of the same.

“ROYALTY PERIOD(S)” means the six-month periods ending on the last days of June and December each year.

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“SALE” means sale, rental, or lease, however characterized, and SOLD means the past tense of SALE.

“SUBLICENSEE(S)” means any person or entity in writing sublicensed, or granted an option for a sublicense, by LICENSEE under this Agreement.

“TERRITORY” means all of the countries of the world.

“VALID CLAIM” means (i) a claim in an issued and unexpired patent included in the PATENT RIGHTS that: (a) has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and not subject to appeal, (b) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, (c) has not been lost through an interference, reexamination, or reissue proceeding; or (ii) a pending claim of a pending patent application included in the PATENT RIGHTS that has not been abandoned or finally rejected without the possibility of appeal or refiling and that has been pending for less than seven years from its priority date.

ARTICLE 2 – GRANT OF LICENSE

2.1 MICHIGAN hereby grants to LICENSEE an exclusive license under the PATENT RIGHTS, with the right to grant sublicenses, both subject to the terms and conditions of this Agreement, in the FIELD OF USE and the TERRITORY to make, have made, import, use, market, offer for sale and sell LICENSED PRODUCTS and to practice LICENSED PROCESSES.

2.2 Without limiting any other rights it may have, MICHIGAN specifically reserves the right for it and its affiliates to practice and have practiced the PATENT RIGHTS for non-commercial research, public service, internal (including clinical) and/or educational purposes, and the right to grant the same limited non-commercial rights to other non-profit research institutions. For avoidance of doubt, sponsored research on behalf of for-profit entities shall be deemed to be commercial.

2.3 This Agreement shall extend until expiration of the last to expire of the PATENT RIGHTS, unless sooner terminated as provided in another specific provision of this Agreement.

2.4 LICENSEE agrees that LICENSED PRODUCTS used, leased or sold in the United States shall be manufactured substantially in the United States.

2.5 The licenses granted in this Agreement are subject to any rights required to be granted under prior research or sponsorship agreements, or retained by the U.S. government, for example in accordance with Chapter 18 of Title 35 of U.S.C. 200-212 and the regulations thereunder (37 CFR Part 401), when applicable. LICENSEE agrees to comply in all respects, and shall provide MICHIGAN with all reasonably requested information and cooperation for MICHIGAN to comply with applicable provisions of the same and any requirements of any agreements between MICHIGAN and any agency of the U.S. government that provided funding for the subject matter covered by the PATENT RIGHTS.

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ARTICLE 3 - CONSIDERATION

3.1 LICENSEE shall pay the following to MICHIGAN:

(a) License Issue Fee. A License Issue Fee equal to [XXX], due within fourteen (14) days from the complete execution of this Agreement.

(b) Annual Maintenance Fee. An Annual Maintenance Fee equal to [XXX], due within fourteen (14) days of the second (2nd) anniversary of the EFFECTIVE DATE, and within fourteen (14) days of each subsequent anniversary of the EFFECTIVE DATE. The Annual Maintenance Fee shall not be due in any calendar year that the LICENSEE pays Minimum Annual Royalties as described in Section 3.1 (e) or Running Royalties as described in Section 3.1 (b) in an amount equal to or greater than Minimum Annual Royalties.

(b) Running Royalties. Running Royalties equal to [XXX] of NET SALES. If LICENSEE makes any SALES to any AFFILIATE at a price less than the regular price charged to other parties, the Running Royalties payable to MICHIGAN shall be computed on the basis of the regular price charged to other parties.

(c) Sublicensing Fees. Sublicensing Fees equal to a percentage of any revenue not based on product sales that LICENSEE or SUBLICENSEES (or a designee) is due from or receives from SUBLICENSEES or assignees in consideration for rights under or relating to the PATENT RIGHTS (e.g., license issue fees, maintenance or annual minimum fees, milestone payments, other royalties), but excluding, (a) amounts received for the purchase of securities; (b) payments of loans or other debt obligations, (c) payments made as a reimbursement of costs incurred, such as for patent prosecution costs, (d) amounts received to cover research and development activities related to actual or potential LICENSED PRODUCTS or LICENSED PROCESSES after the effective date of the sublicense agreement, and (e) amounts attributable to intellectual property other than the LICENSED PATENTS, as follows:

1)	[XXX] if the sublicense is entered into on or after the EFFECTIVE DATE and before [XXX];

2)	[XXX] if the sublicense is entered into at or after [XXX] and before [XXX]; and

3)	[XXX] if [XXX] into at or after [XXX].

(d) Back Patent Costs. Within fourteen (14) days from complete execution of this Agreement, LICENSEE shall pay MICHIGAN all of the Back Patent Costs which are [XXX] as of March 10, 2016.

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(e) Minimum Annual Royalties. Beginning with the FIRST COMMERCIAL SALE, Minimum Annual Royalties are due for each calendar year within sixty (60) days following the end thereof. Minimum Annual Royalties shall be credited against Running Royalties (and, if paid first, Running Royalties shall be credited against Minimum Annual Royalties) due on NET SALES made during the calendar year for which the Minimum Annual Royalties apply. Minimum Annual Royalties paid in excess of Running Royalties shall not be creditable to amounts due for future years. The Minimum Annual Royalty is [XXX].

(f) Milestone Payments for LICENSED PRODUCT as follows (for the avoidance of doubt, none of these Milestone Payments shall be required to be paid more than once):

(a) [XXX]

(b) [XXX]

(c) [XXX]

(d) [XXX]

Milestone payments are non refundable and non-creditable against royalties.

(g) Change of Control. [XXX]

3.2 LICENSEE is not obligated to pay multiple royalties if any LICENSED PRODUCT or LICENSED PROCESS is covered by more than one VALID CLAIM or the same LICENSED PRODUCT is covered by VALID CLAIMS in two or more countries. If LICENSEE or its AFFILIATES or SUBLICENSEE enters into a license agreement with a third party that LICENSEE reasonably determines is necessary and procured for the commercialization of a LICENSED PRODUCT or LICENSED PROCESS and according to such license agreement a royalty must be paid to the third party by LICENSEE or its AFFILIATE or SUBLICENSEE based upon commercialization of a LICENSED PRODUCT or LICENSED PROCESS, then the royalty otherwise payable to MICHIGAN pursuant to Section 3.1 may be reduced by [XXX] of the applicable third party royalty; provided that, in no instance shall the royalty payable to MICHIGAN by LICENSEE ever be reduced below [XXX] of the otherwise applicable royalty.

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3.3 Royalty payments shall be made to “The Regents of the University of Michigan” in United States dollars. Payments drawn directly on a U.S. bank may be made by either check to the address in Article 12 or by wire transfer. Any payment drawn on a foreign bank or foreign branch of a U.S. bank shall be made only by wire transfer. Wire transfers shall be made in accordance with the following or any other instructions as may be specified by MICHIGAN. In computing royalties, LICENSEE shall convert any revenues it receives in foreign currency into its equivalent in United States dollars at the most recent exchange rate published in the Wall Street Journal on the last business day of the ROYALTY PERIOD during which such payments are received by LICENSEE, or at such other exchange rate as the parties may agree to in writing.

3.4 Royalty payments shall be made on a semi-annual basis with submission of the reports required by Article 4. All amounts due under this Agreement, including amounts due for the payment of patent expenses, shall, if overdue, be subject to a charge of interest [XXX] until payment, [XXX] above the prime rate in effect at the JP Morgan Chase Bank, N.A. or its successor bank on the due date (or at the highest allowed rate if a lower rate is required by law) or [XXX], whichever is greater. The payment of such interest shall not foreclose MICHIGAN from exercising any other rights it may have resulting from any late payment. LICENSEE shall reimburse MICHIGAN for the costs, including reasonable attorney fees, for expenses paid in order to collect any amounts overdue more than 120 days.

3.5 All payments made under this Agreement are and shall be non-refundable. MICHIGAN shall have no obligation whatsoever to pay, return, credit, or refund any amounts paid hereunder, except as may be specifically provided herein. By way of example only, notwithstanding the deductions permitted to NET SALES, MICHIGAN shall have no obligation to pay any amounts to LICENSEE even if such deductions should result in a negative amount for NET SALES in any given ROYALTY PERIOD.

3.6 The payments required to be paid by LICENSEE to MICHIGAN pursuant to this agreement may be paid with deduction for taxes withheld under the LICENSEE’s or, if applicable, its SUBLICENSEE’s applicable domestic law. LICENSEE will reasonably assist MICHIGAN to obtain full benefit of any applicable tax treaty to reduce the amount of such withheld taxes. MICHIGAN shall be responsible for the payment of all taxes, duties, levies, and other charges imposed by any taxing authority with respect to the royalties payable to MICHIGAN under this agreement. LICENSEE may withhold or deduct any portion of the payments due to MICHIGAN required under applicable law or regulation of any government entity or authority. LICENSEE shall cooperate reasonably with MICHIGAN in the event MICHIGAN elects to assert, at its own expense, any exemption from any such tax or deduction.

ARTICLE 4 - REPORTS

4.1 Until the FIRST COMMERCIAL SALE, by July 31 of each year LICENSEE shall provide to MICHIGAN a written annual report that includes reports on progress since the prior annual report and general future plans regarding: research and development, regulatory approvals, manufacturing, sublicensing, marketing and SALES. Further, LICENSEE shall

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specifically report to MICHIGAN the FIRST COMMERCIAL SALE within sixty (60) days thereafter, and provide a brief description of the products or services subject of the FIRST COMMERCIAL SALE, and terms thereof.

4.2 After the FIRST COMMERCIAL SALE, LICENSEE shall provide semi-annual reports to MICHIGAN. Specifically, as of the end of each ROYALTY PERIOD (and delivered within sixty (60) days after such ROYALTY PERIOD closes, including the close of the ROYALTY PERIOD immediately following any termination of this Agreement), LICENSEE shall report to MICHIGAN for the applicable ROYALTY PERIOD:

(a) number of LICENSED PRODUCTS sold, leased, or distributed, however characterized, by LICENSEE and each SUBLICENSEE.

(b) NET SALES, excluding the deductions provided therefor, of LICENSED PRODUCTS SOLD by LICENSEE and all SUBLICENSEES.

(c) a description and accounting for all LICENSED PROCESSES SOLD, by LICENSEE and all SUBLICENSEES included in NET SALES, excluding the deductions therefor.

(d) deductions applicable as provided in the definition for NET SALES above, and an explanation of the rationale(s) therefor.

(e) Sublicense Fees due on payments from SUBLICENSEES under Paragraph 3.1 above, including supporting figures.

(f) foreign currency conversion rate and calculations (if applicable) and total royalties due.

(g) each milestone under Article 3 or Article 5 having a deadline during the ROYALTY PERIOD, and a specific identification of whether or not it was achieved.

(h) for each sublicense or amendment thereto completed in the particular ROYALTY PERIOD (including agreements under which LICENSEE will have LICENSED PRODUCTS made by a third party): names, addresses, and U.S.P.T.O. Entity Status (as discussed in Paragraph 4.5) of such SUBLICENSEE; the date of each agreement and amendment; the territory of the sublicense; the scope of the sublicense; and the nature, timing and amounts of all fees, royalties to be paid thereunder.

(i) progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and SALES, and general plans for the future.

(j) the date of first SALE of LICENSED PRODUCTS (or results of LICENSED PROCESSES) in each country and the circumstances thereof.

LICENSEE shall include the amount of all payments due, and the various calculations used to arrive at those amounts, including the quantity, description (nomenclature and type designation as described in Paragraph 4.3 below), country of manufacture and country of SALE or use of LICENSED PRODUCTS and LICENSED PROCESSES.

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If no payment is due, LICENSEE shall so report to MICHIGAN that no payment is due. Failure to provide reports as required under this Article 4 shall be a material breach of this Agreement. LICENSEE agrees to reasonably cooperate with MICHIGAN regarding any questions it may have relating to compliance with this Agreement, for example to discuss the information in reports.

4.3 LICENSEE shall promptly establish and consistently employ a system of specific nomenclature and type designations for LICENSED PRODUCTS and LICENSED PROCESSES to permit identification and segregation of various types where necessary, and shall require the same of SUBLICENSEES.

4.4 LICENSEE shall keep, and shall require SUBLICENSEES to keep, true and accurate records containing data reasonably required for the computation and verification of payments due under this Agreement. LICENSEE shall and it shall require all SUBLICENSEES and those making LICENSED PRODUCTS to: (a) open such records for inspection upon reasonable notice during business hours, and no more than once per year, at MICHIGAN’s sole expense, by either MICHIGAN auditor(s) or an independent certified accountant selected by MICHIGAN and reasonably acceptable to LICENSEE, for the purpose of verifying the amount of payments due, and shall provide information to MICHIGAN to facilitate such inspection; and (b) retain such records for six (6) years from date of origination.

The terms of this Article shall survive any termination of this Agreement. MICHIGAN is responsible for all expenses of such inspection, except that if any inspection reveals an underpayment greater than [XXX] of royalties due MICHIGAN, then LICENSEE shall pay all expenses of that inspection and the amount of the underpayment and interest to MICHIGAN within thirty (30) days of written notice thereof. LICENSEE shall also reimburse MICHIGAN for reasonable expenses required to collect the amount underpaid.

4.5 So that MICHIGAN may pay the proper U.S. Patent and Trademark Office fees relating to the PATENT RIGHTS, if LICENSEE, any AFFILIATE, or any SUBLICENSEE (including optionees) does not quality as a “Small Entity” under U.S. patent laws, LICENSEE shall notify MICHIGAN immediately. The parties understand that the changes to LICENSEE’s, AFFILIATE’s, SUBLICENSEE’s, or optionees’ businesses that might affect entity status include: acquisitions, mergers, hiring of a total of more than 500 total employees, sublicense agreements, and sublicense options.

ARTICLE 5 - DILIGENCE

5.1 LICENSEE shall use commercially reasonable efforts to bring one or more LICENSED PRODUCTS to market, and/or one or more LICENSED PROCESSES to commercial use, through a diligent program for utilizing the PATENT RIGHTS and to continue diligent marketing efforts throughout the life of this Agreement, in each case consistent with prudent business practices and judgment. LICENSEE has the responsibility to do all that is legally required and commercially reasonable to obtain and retain any governmental approvals to manufacture and/or sell LICENSED PRODUCTS and/or use LICENSED PROCESSES for all

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relevant activities of LICENSEE and SUBLICENSEES. If the commercialization of multiple LICENSED PRODUCTS or LICENSED PROCESSES is commercially reasonable, then the requirement of this paragraph shall apply to all such LICENSED PRODUCTS and/or LICENSED PROCESSES. Further, for the sake of clarity, LICENSEE must make commercially reasonable amounts or levels of LICENSED PRODUCTS and/or LICENSED PROCESSES available.

5.2 Without limiting Paragraph 5.1, LICENSEE agrees to reach the following commercialization and research and development milestones for the LICENSED PRODUCTS and LICENSED PROCESSES (together the “MILESTONES”) by the following dates:

1) [XXX]

2) [XXX]

3) [XXX]

4) [XXX]

For the purposes of this Agreement, initiation of a clinical trial shall mean that date upon which the first patient or subject is treated with a LICENSED PRODUCT under a protocol approved by an appropriate drug regulatory agency with a therapeutic agent or process that has been manufactured according to Good Manufacturing Practices (GMP) guidelines provided by the relevant regulatory agency.

5.3 LICENSEE must achieve each MILESTONE on or before the deadline dates indicated above. LICENSEE shall notify MICHIGAN within thirty (30) days after each such deadline as to whether or not such MILESTONE was met. If LICENSEE fails to meet any MILESTONE under this Article by the date of any MILESTONE deadline, LICENSEE will be deemed to be in material breach of this Agreement, and MICHIGAN may terminate the Agreement effective on ninety (90) days’ written notice, unless LICENSEE achieves the MILESTONE within this ninety (90) day period.

ARTICLE 6 - SUBLICENSING

6.1 LICENSEE shall notify MICHIGAN in writing of every sublicense agreement and each amendment thereto within thirty (30) days after their execution, and indicate the name of the SUBLICENSEE, the territory of the sublicense, the scope of the sublicense, and the nature, timing and amounts of all fees and royalties to be paid thereunder, and whether or not the SUBLICENSEE has greater or fewer than 500 employees. Upon request, LICENSEE shall provide MICHIGAN with a copy of sublicense agreements.

6.2 LICENSEE shall not receive from SUBLICENSEES anything of value other than cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of MICHIGAN.

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6.3 Each sublicense granted by LICENSEE under this Agreement shall provide for its termination upon termination of this Agreement. Each sublicense shall terminate upon termination of this Agreement unless LICENSEE has previously assigned its rights under the sublicense to MICHIGAN and MICHIGAN has agreed at its sole discretion in writing to such assignment.

6.4 LICENSEE shall require that all sublicenses: (a) be consistent with the terms and conditions of this Agreement; (b) contain the SUBLICENSEE’S acknowledgment of the disclaimer of warranty and limitation on MICHIGAN’s liability, as provided by Article 9 below; and (c) contain provisions under which the SUBLICENSEE accepts duties at least equivalent to those accepted by the LICENSEE in the following Paragraphs: 4.4 (duty to keep records), 10.1 (duty to defend, hold harmless, and indemnify MICHIGAN), 10.3 (duty to maintain insurance), 13.4 (duty to properly mark LICENSED PRODUCTS with patent notices), and 13.6 (duty to restrict the use of MICHIGAN’s name).

ARTICLE 7 - PATENT APPLICATIONS AND MAINTENANCE

7.1 MICHIGAN shall have the right to control all aspects maintaining the patents that form the basis for the PATENT RIGHTS, including administrative reexaminations and reviews, disputes (including litigation) regarding inventorship and derivation, and interferences. LICENSEE shall fully cooperate with MICHIGAN in activities relating to the PATENT RIGHTS, including said activities. Upon MICHIGAN’s request, to the extent permitted by law, LICENSEE shall cooperate with MICHIGAN in applying for patent term extension for any and all patents included in the PATENT RIGHTS. LICENSEE and MICHIGAN will mutually agree on the jurisdictions in which to seek such patent protection.

7.2 MICHIGAN shall notify LICENSEE of all information received by MICHIGAN relating to maintenance of the PATENT RIGHTS, and shall make reasonable efforts to allow LICENSEE to review, comment, and advise upon such information. LICENSEE shall hold such information confidential and to use the information only for the purpose of advancing MICHIGAN’s PATENT RIGHTS.

7.3 LICENSEE shall reimburse MICHIGAN for all fees and costs relating to the activities described in this Article; provided, however, that LICENSEE shall not be responsible to reimburse such fees and cost relating to any country in which LICENSEE has not agreed to seek patent protection. Such reimbursement shall be made within thirty (30) days of receipt of MICHIGAN’s invoice and shall be subject to the interest and other requirements specified in Article 4 above.

ARTICLE 8 - ENFORCEMENT

8.1 Each party shall promptly advise the other in writing of any known acts of potential infringement of the PATENT RIGHTS by another party. LICENSEE has the first option to police the PATENT RIGHTS against infringement by other parties within the TERRITORY and the FIELD OF USE, including those prior to the EFFECTIVE DATE. LICENSEE shall not file any suit without (a) first performing a thorough, diligent investigation of the merits of such suit, including with respect to the validity and enforceability of the PATENT RIGHTS; (b) there being reasonable legal and economic bases for doing so; and (c) notifying MICHIGAN twenty

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days before any such filing. This right to police includes filing, prosecuting, and settling all infringement actions at its expense, except that LICENSEE shall make any such settlement only with the advice and consent of MICHIGAN. LICENSEE has the right to file suit using counsel of its choosing, subject to MICHIGAN’s approval, which shall not be unreasonably withheld or delayed. LICENSEE may grant to third parties the right to enforce hereunder, but only with the express written permission of MICHIGAN.

8.2 If LICENSEE has complied with Paragraph 8.1, MICHIGAN shall provide reasonable assistance to LICENSEE with respect to such actions, but only if LICENSEE promptly reimburses MICHIGAN for out-of-pocket expenses incurred in connection with any such assistance rendered at LICENSEE’s request or reasonably required by MICHIGAN, including but not limited to expenses incurred in complying with discovery duties. MICHIGAN retains the right to participate, with counsel of its own choosing and at its own expense, in any action under this Article. LICENSEE shall defend, indemnify and hold harmless MICHIGAN with respect to any claims asserted by an alleged infringer reasonably related to the enforcement of the PATENT RIGHTS under this Article, including but not limited to antitrust counterclaims and claims for recovery of attorney fees.

8.3 MICHIGAN and its employees have a vital interest in lawsuits relating to the validity and enforceability of the PATENT RIGHTS. If a third party files a suit, including as a counterclaim, alleging that any of the PATENT RIGHTS is invalid or unenforceable, then the parties shall jointly control the defense of such claim. Each party shall consult with the other with respect to the defense of such claim, and shall reasonably consider the other party’s input. In furtherance of such joint control, at the onset of such claim and as reasonable during the pendency of any such claim, the parties shall meet and confer in good faith to set a plan for handling the defense thereof. The parties expect that in general (a) LICENSEE will have the right to lead daily activities, including but not limited to discovery, relating to the defense and (b) the parties would make joint filings. Notwithstanding, in the event that the parties cannot agree on how to proceed with respect to such claim, MICHIGAN shall have the right to control the defense thereof on either a temporary or permanent basis. LICENSEE shall be responsible for the reasonable costs and fees associated with the activities under this Paragraph 8.3. The parties shall consider reasonable controls on costs and fees as part of an aforementioned meet and confer with respect to the handling of the defense. Notwithstanding, if a third party asserts jurisdiction for any such action solely as the result of acts of MICHIGAN, then MICHIGAN shall be responsible for such reasonable costs and fees. LICENSEE shall have the right to offset [XXX] of any fees it is responsible for under this Section 8.3 from payments it is required to make to MICHIGAN under Section 3.1 hereof.

8.4 If LICENSEE or MICHIGAN recovers damages in patent litigation or settlement thereof, the award shall be applied first to satisfy LICENSEE’s (to the extent not offset in accordance with Section 8.3) and MICHIGAN’s reasonable expenses and legal fees for the litigation. The remaining balance shall be divided equally between LICENSEE and MICHIGAN. This provision shall control the division of revenues where a sublicense, covenant not to sue, or assignment of rights is granted as part of a settlement of such lawsuit (including prospective rights).

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ARTICLE 9 - NO WARRANTIES; LIMITATION ON MICHIGAN’S LIABILITY

9.1 MICHIGAN makes no representations or warranties that any claim within the PATENT RIGHTS is or will be held valid, patentable, or enforceable, or that the manufacture, importation, use, offer for SALE, SALE or other distribution of any LICENSED PRODUCTS or LICENSED PROCESSES will not infringe upon any patent or other rights.

9.2 MICHIGAN MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY LICENSEE OR SUBLICENSEES OF LICENSED PRODUCTS OR LICENSED PROCESSES. LICENSEE AND SUBLICENSEES ASSUME THE ENTIRE RISK AS TO PERFORMANCE OF LICENSED PRODUCTS AND LICENSED PROCESSES.

9.3 In no event shall MICHIGAN be responsible or liable for any direct, indirect, special, incidental, or consequential damages or lost profits or other economic loss or damage with respect to LICENSED PRODUCTS LICENSED PROCESSES, or the PATENT RIGHTS to LICENSEE, SUBLICENSEES or any other individual or entity regardless of legal or equitable theory. The above limitations on liability apply even though MICHIGAN may have been advised of the possibility of such damage.

9.4 LICENSEE shall not make any statements, representations or warranties whatsoever to any person or entity, or accept any liabilities or responsibilities whatsoever from any person or entity that are inconsistent with any disclaimer or limitation included in this Article 9.

ARTICLE 10 - INDEMNITY; INSURANCE

10.1 LICENSEE shall defend, indemnify and hold harmless and shall require SUBLICENSEES to defend, indemnify and hold harmless MICHIGAN for and against any and all claims, demands, damages, losses, and expenses of any nature (including attorneys’ fees and other litigation expenses), resulting from, but not limited to, death, personal injury, illness, property damage, economic loss or products liability, including errors and omissions, arising from or in connection with, any of the following: (1) Any manufacture, use, SALE or other disposition by LICENSEE, SUBLICENSEES or transferees of LICENSED PRODUCTS or LICENSED PROCESSES; (2) The use by any person of LICENSED PRODUCTS made, used, sold or otherwise distributed by LICENSEE or SUBLICENSEES; and (3) The use or practice by LICENSEE or SUBLICENSEES of any invention or computer software related to the PATENT RIGHTS.

10.2 MICHIGAN is entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 10.1 above. LICENSEE shall not settle any such legal action with an admission of liability of MICHIGAN without MICHIGAN’s written approval.

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10.3 Prior to any distribution or commercial use of any LICENSED PRODUCT or use of any LICENSED PROCESS by LICENSEE, LICENSEE shall purchase and maintain in effect commercial general liability insurance, product liability insurance, and errors and omissions insurance which shall protect LICENSEE and MICHIGAN with respect to the events covered by Paragraph 10.1, and LICENSEE shall require the same of any SUBLICENSEE. Each such insurance policy must provide reasonable coverage for all claims with respect to any LICENSED PROCESS used and any LICENSED PRODUCTS manufactured, used, sold, licensed or otherwise distributed by LICENSEE — or, in the case of a SUBLICENSEE’s policy, by said SUBLICENSEE — and must specify MICHIGAN as an additional insured. LICENSEE shall furnish certificate(s) of such insurance to MICHIGAN, upon request.

10.4 In no event shall either party hereunder be liable to the other for any special, indirect, or consequential damages of any kind whatsoever resulting from any breach or default of this Agreement.

ARTICLE 11 - TERM AND TERMINATION

11.1 If LICENSEE ceases to operate its business, or if it files a petition in bankruptcy, has an involuntary petition in bankruptcy filed against LICENSEE that is not dismissed within sixty days after the filing thereof, make a general assignment for the benefit of creditors or liquidates or dissolves, this Agreement shall immediately terminate upon MICHIGAN’s attempt to deliver a termination notice to the address for notices provided herein. If LICENSEE makes or attempts to make an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy or insolvency are instituted on behalf of or against LICENSEE, or if a receiver or trustee is appointed for the property of LICENSEE, this Agreement shall automatically terminate. LICENSEE shall notify MICHIGAN of any such event mentioned in this Paragraph as soon as reasonably practicable, and in any event within five days after any such event.

11.2 If LICENSEE fails to make any payment due to MICHIGAN, other than amounts subject to a bona fide dispute, upon thirty (30) days’ written notice by MICHIGAN, this Agreement shall automatically terminate unless MICHIGAN specifically extends such date in writing or such unpaid amount is paid to MICHIGAN within such thirty (30) day period. Such termination shall not foreclose MICHIGAN from collection of any amounts remaining unpaid or seeking other legal relief.

11.3 Upon any material breach or default of this Agreement by LICENSEE (other than as specifically provided herein, the terms of which shall take precedence over the handling of any other material breach or default under this Paragraph), MICHIGAN has the right to terminate this Agreement effective on ninety (90) days’ written notice to LICENSEE. Such termination shall become automatically effective upon expiration of the thirty-day period unless LICENSEE cures the material breach or default before the period expires.

11.4 LICENSEE has the right to terminate this Agreement at any time on sixty (60) days’ written notice to MICHIGAN if LICENSEE prior to the termination date:

(a) pays all amounts due MICHIGAN through the effective date of the termination;

(b) submits a final report of the type described in Paragraph 4.2;

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(c) returns any patent documentation (including that exchanged under Article 7) and any other confidential or trade-secret materials provided to LICENSEE by MICHIGAN in connection with this Agreement, or, with prior approval by MICHIGAN, destroys such materials, and certifies in writing that such materials have all been returned or destroyed; and

(d) suspends its manufacture, use and SALE of the LICENSED PROCESS(ES) and LICENSED PRODUCT(S).

11.5 Upon any termination of this Agreement, and except as provided herein to the contrary, all rights and obligations of the parties hereunder shall cease, except any previously accrued rights and obligations and further as follows: (a) obligations to pay royalties and other sums, or to transfer equity or other consideration, accruing hereunder up to the day of such termination, whether or not this Agreement provides for a number of days before which actual payment is due and such date is after the day of termination and whether or not a required funding event or other stock transfer trigger has yet been met; (b) MICHIGAN’s rights to inspect books and records as described in Article 4, and LICENSEE’s obligations to keep such records for the required time;

(c) any cause of action or claim of LICENSEE or MICHIGAN accrued or to accrue because of any breach or default by the other party hereunder; (d) the provisions of Articles 1, 9, 10, and 13; and (e) all other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

Termination by either party hereunder shall not alter or affect any other rights or relief that either party may be entitled to under law.

11.6 Upon termination of this Agreement, if LICENSEE has filed patent applications or obtained patents to any modification or improvement to LICENSED PRODUCTS or LICENSED PROCESSES within the scope of the PATENT RIGHTS, LICENSEE agrees upon request to enter into good faith negotiations with MICHIGAN or MICHIGAN’s future licensee(s) for the purpose of granting licensing rights to said modifications or improvements in a timely fashion and under commercially reasonable terms.

11.7 If LICENSEE or a SUBLICENSEE, or any affiliate thereof, asserts the invalidity or unenforceability of any claim included in the PATENT RIGHTS, including by way of litigation or administrative proceedings, either directly or through any other party, then MICHIGAN shall have the right to immediately terminate this Agreement upon written notice to LICENSEE.

ARTICLE 12 - NOTICES

12.1 Any notice, request, or report required or permitted to be given or made under this Agreement by either party is effective when mailed if sent by recognized overnight carrier, certified or registered mail, or electronic mail followed by confirmation by U.S. mail, to the address set forth below or such other address as such party specifies by written notice given in conformity herewith. Any notice, request, or report not so given is not effective until actually received by the other party.

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To MICHIGAN:	To LICENSEE:

Office of Technology Transfer University of Michigan 1600 Huron Parkway, 2nd Floor Ann Arbor, MI 48109-2590	Solid GT, LLC One Broadway Cambridge, MA 02142 Attention: Ilan Ganot, CEO

ARTICLE 13 - MISCELLANEOUS PROVISIONS

13.1 This Agreement shall be governed by and construed under the laws of the state of Michigan without regard for principles of choice of law, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted. Any claims, demands, or actions asserted against MICHIGAN, its Regents, fellows, officers, employees or agents shall only be brought in the Michigan Court of Claims. LICENSEE, its successors, and assigns consent to the jurisdiction of a court with applicable subject matter jurisdiction sitting in the state of Michigan with respect to any claims arising under this agreement or the relationship between the parties.

13.2 MICHIGAN and LICENSEE agree that this Agreement sets forth their entire understanding concerning the subject matter of this Agreement. The parties may amend this Agreement from time to time, such as to add new rights, but no modification will be effective unless both MICHIGAN and LICENSEE agree to it in writing.

13.3 If a court of competent jurisdiction finds any term of this Agreement invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove the invalidity, illegality or unenforceability, and without in any way affecting or impairing the remaining terms.

13.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers as necessary to meet the requirements of 35 U.S.C. 287 so that the full benefits of patent enforcement may be realized. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked to comply with the patent laws and practices of the countries of manufacture, use and SALE.

13.5 No waiver by either party of any breach of this Agreement, no matter how long continuing or how often repeated, is a waiver of any subsequent breach thereof, nor is any delay or omission on the part of either party to exercise or insist on any right, power, or privilege hereunder a waiver of such right, power or privilege. In no event shall any waiver be deemed valid unless it is in writing and signed by an authorized representative of each party.

13.6 LICENSEE shall, and shall require its affiliates to, refrain from using and to require SUBLICENSEES to refrain from using the name of MICHIGAN or its employees in publicity or advertising without the prior written approval of MICHIGAN. Reports in scientific literature and presentations of joint research and development work are not publicity. Notwithstanding this provision, without prior written approval of MICHIGAN, LICENSEE and SUBLICENSEES

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may state publicly that LICENSED PRODUCTS and PROCESSES were developed by LICENSEE based upon an invention(s) developed at the University of Michigan and/or that the PATENT RIGHTS were licensed from the University of Michigan.

13.7 LICENSEE agrees to comply with all applicable laws and regulations, including but not limited to all United States laws and regulations controlling the export of commodities and technical data. LICENSEE shall be solely responsible for any violation of such laws and regulations involving LICENSEE or its SUBLICENSEES, and to defend, indemnify and hold harmless MICHIGAN if any legal action of any nature results from any such violation.

13.8 The relationship between the parties is that of independent contractor and contractee. Neither party is an agent of the other in connection with the exercise of any rights hereunder, and neither has any right or authority to assume or create any obligation or responsibility on behalf of the other.

13.9 LICENSEE may not assign this Agreement without the prior written consent of MICHIGAN and shall not pledge any of the license rights granted in this Agreement as security for any creditor. Any attempted pledge of any of the rights under this Agreement or assignment of this Agreement without the prior consent of MICHIGAN will be void from the beginning. No assignment by LICENSEE will be effective until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement, and such writing is provided to MICHIGAN. Notwithstanding the foregoing, LICENSEE may, without MICHIGAN’s consent, assign its rights under this Agreement to a purchaser of all or substantially all of LICENSEE’s business relating to the subject matter of this Agreement, so long as (a) LICENSEE is not in breach of this Agreement and (b) such assignee provides a statement in writing to MICHIGAN that it agrees to accept all the terms and conditions of this Agreement (including obligations existing as of the time of such assignment) in the place of LICENSEE.

13.10 If the registration, recordation, or reporting to a national or supranational agency of this Agreement, its terms, or assignment thereof is or becomes required or advisable (e.g., as a prerequisite to enforceability of the Agreement in such nation), LICENSEE shall, at its expense, promptly undertake such action. LICENSEE shall provide prompt notice thereof to MICHIGAN along with copies of relevant documentation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR LICENSEE: SOLID GT, LLC		FOR THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By	/s/ Ilan Ganot	By	/s/ Ruth L. Rasor
	(authorized representative)		Ruth L. Rasor
Printed Name	Ilan Ganot		Managing Director of Licensing UM Technology Transfer
Title	CEO
Date	3/11/16	Date	14 March 2016

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